UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 N. Westshore Blvd Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 362-7202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HRTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2024, Heritage Insurance Holdings, Inc. (the “Company”) amended and restated its employment agreements (collectively, the “2024 Employment Agreements”) with each of (i) Ernie Garateix, Chief Executive Officer of the Company (the “CEO”), (ii) Kirk Lusk, Chief Financial Officer of the Company (the “CFO”), (iii) Tim Moura, President, NBIC, (the “President, NBIC”), and (iv) Sharon Binnun, Chief Accounting Officer (the “CAO” and together with the CEO, CFO, and President, NBIC, the “Executives”).

The 2024 Employment Agreements are effective as of December 31, 2023 and continue until December 31, 2024, at which point each 2024 Employment Agreement will automatically renew for successive twelve-month periods unless the Company or an Executive gives 90 days’ written notice of the intent not to renew prior to the expiration of the then existing Executive’s employment term or the employment is otherwise earlier terminated pursuant to the terms of the respective 2024 Employment Agreement.

Pursuant to the terms of the 2024 Employment Agreements, each Executive’s annual base salary, with the exception of the CAO, cash incentive and annual equity award values were amended, as further described below, to shift more of the Executives’ compensation from annual base salary to performance-based compensation and better align the Executives’ compensation with shareholder interests.

Under the 2024 Employment Agreements, upon an Executive’s termination without Cause or for Good Reason (each as defined in the 2024 Employment Agreements), such Executive is entitled to a lump-sum cash payment equal to 1 times, or in the case of the CEO, 1.5 times, the sum of (x) such Executive’s annual base salary as in effect immediately preceding such termination, and (y) such Executive’s target annual cash incentive amount (such sum, a “Severance Payment”). Under the prior employment agreements, in the event of any such termination, the Executives were entitled to (i) a lump-sum cash payment equal to 9 months in the case of the CAO, 1 times in the case of the CFO and President, NBIC, or 2 times in the case of the CEO, the Executives’ annual base salary and (ii) a prorated annual cash incentive for the year of termination, based on performance against to the applicable performance criteria. In addition, similar to the prior employment and award agreements, all previously granted and unvested time-based stock awards will immediately vest upon a termination without Cause or for Good Reason, including after a Change of Control (described below). However, the performance-based stock awards will immediately vest at target level only upon a termination without Cause or for Good Reason upon a Change of Control.

Additionally, upon a termination without Cause or for Good Reason after a Change of Control (as defined in the 2024 Employment Agreements), an Executive will be entitled to his or her respective Severance Payment plus an additional amount of annual cash incentive for the year of termination, prorated based on actual performance measured against the applicable performance criteria. Under the prior employment agreements, in the event of any such termination after a change of control, the Executives were entitled to (i) a lump-sum cash payment equal to 1 times in the case of the CAO, 1.5 times in the case of the CFO and President, NBIC, or 3 times in the case of the CEO, the Executives’ annual base salary and (ii) a prorated annual cash incentive for the year of termination, based on performance measured against the applicable performance criteria.

During the term of employment and upon a termination of employment for any reason, each Executive would be subject to one-year post-employment non-solicitation and non-competition restrictive covenants.

Terms specific to each Executive’s 2024 Employment Agreement are as follows:

Ernie Garateix, Chief Executive Officer:

With respect to Mr. Garateix, (i) his base salary decreased from $1,000,000 to $850,000, a 15% decrease from his prior employment agreement, (ii) his target annual cash incentive opportunity increased to 120% of base salary, with a threshold opportunity of 70% and a maximum opportunity of 190% of base salary, (iii) his annual time-based equity award increased to 75% of base salary, and (iv) his target annual performance-based equity award increased to 120% of base salary, with a threshold opportunity of 50% and a maximum opportunity of 200% of the target opportunity.

Kirk Lusk, Chief Financial Officer:

With respect to Mr. Lusk, (i) his base salary decreased from $950,000 to $800,000, a 16% decrease from his prior employment agreement, (ii) his target annual cash incentive increased to 65% of base salary, with a threshold opportunity of 30% and a maximum opportunity of 95% of base salary, (iii) his annual time-based equity award increased to 40% of base salary, and (iv) his target annual performance-based equity award increased to 50% of base salary, with a threshold opportunity of 50% and a maximum opportunity of 150% of the target opportunity.

Tim Moura, President, NBIC:

With respect to Mr. Moura, (i) his base salary decreased from $950,000 to $650,000, a 34% decrease from his prior employment agreement, (ii) his target annual cash incentive increased to 19% of base salary, with a threshold opportunity of 15% and a maximum opportunity of 40% of base salary, (iii) his annual time-based equity award increased to 15% of base salary, and (iv) his target annual performance-based equity award increased to 20% of base salary, with a threshold opportunity of 60% and a maximum opportunity of 240% of the target opportunity.

Sharon Binnun, Chief Accounting Officer:

With respect to Ms. Binnun, (i) her base salary remained the same at $525,000, (ii) her target annual cash incentive increased to 30% of base salary, with a threshold opportunity of 20% and a maximum opportunity of 45% of base salary, (iii) her annual time-based equity award increased to 15% of base salary, and (iv) her target annual performance-based equity award increased to 40% of base salary, with a threshold opportunity of 50% and a maximum opportunity of 150% of the target opportunity.

The foregoing summary of the terms and conditions of the 2024 Employment Agreements is qualified in its entirety by reference to the full text of such agreements, which are filed herewith as Exhibit 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished as part of this Current Report on Form 8-K.

No.	Exhibit

10.1	Amended and Restated Employment Agreement dated January 5, 2024 by and between Heritage Insurance Holdings, Inc. and Ernie Garateix.

10.2	Amended and Restated Employment Agreement dated January 5, 2024 by and between Heritage Insurance Holdings, Inc. and Kirk Lusk.

10.3	Amended and Restated Employment Agreement dated January 5, 2024 by and between Heritage Insurance Holdings, Inc. and Tim Moura.

10.4	Amended and Restated Employment Agreement dated January 5, 2024 by and between Heritage Insurance Holdings, Inc. and Sharon Binnun.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Date: January 11, 2024	By:	/s/ Kirk Lusk
Kirk Lusk
Chief Financial Officer

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